As filed with the Securities and Exchange Commission on March 14, 2024

Registration Nos. 333-71481, 333-85638, 333-141493,

333-212410, 333-221839, 333-235510, 333-236813,

333-250100, 333-250101, 333-260919, 333-264815 and 333-264816

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Post-Effective Amendment No. 4 to Form S-8 Registration Statement No. 333-71481

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-85638

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-141493

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-212410

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-221839

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-235510

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-236813

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-250100

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-250101

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-260919

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-264815

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-264816

UNDER

THE SECURITIES ACT OF 1933

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1701044
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Audacy Equity Compensation Plan

(Formerly Known As Entercom Equity Compensation Plan)

Audacy Employee Stock Purchase Plan

(Formerly Known As Entercom 2016 Employee Stock Purchase Plan)

Audacy Acquisition Equity Compensation Plan

(Formerly Known As QLGG 2017 Stock Incentive Plan)

Audacy 2022 Equity Compensation Plan

(Full title of the plan)

Andrew P. Sutor, IV

Executive Vice President, Secretary

Audacy, Inc.

2400 Market Street, 4th Floor

Philadelphia, PA 19103

(Name and address of agent for service)

(610) 660-5610

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Audacy, Inc., a Pennsylvania corporation (f/k/a Entercom Communications Corp.) (“Audacy” or the “Company”), with the Securities and Exchange Commission, and are being filed in order to deregister all securities that were registered under the Registration Statements and remain unsold:

•	Registration Statement No. 333-71481, filed on January 29, 1999;

•	Registration Statement No. 333-85638, filed on April 5, 2002;

•	Registration Statement No. 333-141493, filed on March 22, 2007;

•	Registration Statement No. 333-212410, filed on July 6, 2016;

•	Registration Statement No. 333-221839, filed on November 30, 2017;

•	Registration Statement No. 333-235510, filed on December 13, 2019;

•	Registration Statement No. 333-236813, filed on March 2, 2020;

•	Registration Statement No. 333-250100, filed on November 16, 2020;

•	Registration Statement No. 333-250101, filed on November 16, 2020;

•	Registration Statement No. 333-260919, filed on November 9, 2021;

•	Registration Statement No. 333-264815, filed on May 10, 2022; and

•	Registration Statement No. 333-264816, filed on May 10, 2022.

On January 7, 2024, Audacy and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntarily petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). On February 20, 2024, the Bankruptcy Court entered an order confirming the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliated Debtors (the “Plan”). The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied, including approval from the Federal Communications Commission.

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration any and all of such securities of the Company registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on March 14, 2024.

AUDACY, INC.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.